Exhibit - 99.1

                                       Saperston & Day, P.C.
                                       Attorneys at Law
                                       800 First Federal Plaza
                                       Rochester, NY 14614-1999


Re: Bulldog Fund, Inc. - Registration of Common Capital Stock
    Our File RC07132

Dear Mr. Carosa:

We have been asked to provide our opinion relating to the registration under the Securities Act of 1933 (the "Securities Act") of an indefinite number of shares of the Common Capital Stock (par value $0.01 per share) of Bulldog Fund, Inc. ("Fund"), a Maryland corporation organized on January 29, 1997.

We have examined the Articles of Incorporation of the Fund; the By-
Laws of the Fund; various pertinent corporate proceedings; and such other items considered to be material to determine the legality of the authorized but unissued shares of the Fund's Common Stock.

Based upon the foregoing, it is our opinion that upon effectiveness of the Registration Statement of the Fund filed under the Securities Act pursuant to Regulation Section 270.24f-2 (Rule 24f-2) of the Investment Company Act of 1940, to register an indefinite number of shares of the Fund's Common Stock, and during such time as such Registration Statement continues to be in effect, the Fund will be authorized to solicit, and cause to be solicited, share purchase orders and to issue its shares for cash consideration, as described in the Fund's proposed Prospectus and Statement of Additional Information, which shares so issued will be validly issued, fully paid and non-assessable.

We offer no opinion with respect to the offer and sales of the Fund's securities under the security laws of the several states, the District of Columbia, any territory of the United States or any foreign country.

We consent to the inclusion of this opinion as an exhibit to the Securities Act Registration Statement of the Fund and to the reference in the Fund's Prospectus and/or Statement of Additional Information to the fact that this opinion concerning the legality of the issue on behalf of the Fund, as issuer, has been rendered by us.


                                          Sincerely,
                                          SAPERSTON & DAY, P.C.

                                          William R. Nojay